SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2011

World Wrestling Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27639	04-2693383

(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

1241 East Main Street,	06902
Stamford, CT
(Address of principal executive	(Zip
offices)	Code)

Registrant’s telephone number, including area code: (203) 352-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 © under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    (d) On June 2, 2011, the Board of Directors of World Wrestling Entertainment, Inc. (the “Company”) elected Patricia A. Gottesman a Director of the Company. Ms. Gottesman shall serve until the next annual meeting of the Company’s stockholders or her successor shall have been chosen and qualified. Ms. Gottesman has been determined by the Board to satisfy the independence requirements of applicable New York Stock Exchange and Securities and Exchange Commission rules.

       Since February 18, 2011, Ms. Gottesman has been President and Chief Executive Officer of Crimson Hexagon, a social intelligence company in the vanguard of online media monitoring and analysis. From April, 2008, to January, 2011, she was founder and principal of Omibus, an international media and technology practice. Prior to that, Ms. Gottesman was with Cablevision Systems Corporation for almost thirty years, most recently as Executive Vice President, Digital Marketing and Commerce.

       Ms. Gottesman shall be entitled to our normal Board retainer and meeting fees.

Item 9.01	Financial Statements and Exhibits.

	99.1	Press Release dated June 2, 2011.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, INC.

By:	/s/ Vincent K. McMahon

Vincent K. McMahon
Chairman and Chief Executive Officer

Dated: June 2, 2011